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                                                                    EXHIBIT 10.4

                      COLLABORATION AND LICENSE AGREEMENT

     This Collaboration and License Agreement (this "Agreement") is dated as of April 19, 2001 by and between Genaera Corporation, a Delaware corporation, having offices at 5110 Campus Drive, Plymouth Meeting, PA 19462 ("GENAERA"), and MedImmune, Inc., a Delaware corporation, having offices at 35 West Watkins Mill Road, Gaithersburg, MD 20878 ("MEDIMMUNE"). The Agreement shall be effective upon the closing of the Preferred Stock Purchase Agreement of even date herewith (the "EFFECTIVE DATE") and notwithstanding anything contained in this Agreement to the contrary, none of the rights, licenses or obligations of the parties hereunder or otherwise contemplated by this Agreement shall occur or be effective until the EFFECTIVE DATE.

     WHEREAS, MEDIMMUNE desires to collaborate with and obtain from GENAERA an exclusive worldwide right and license to certain products; and

     WHEREAS, GENAERA desires to collaborate with and grant such rights to MEDIMMUNE on the terms and conditions of this Agreement.

     NOW THEREFORE in consideration of the mutual promises and other good and valuable consideration, the parties agree as follows:

     SECTION 1.  SECTION 1.  Definitions.

     The terms used in this Agreement have the following meaning:

     1.1 "AFFILIATE" means, with respect to a person or entity, any other person or entity controlling or controlled by or under common control with such person or entity. For purposes of this definition, the term "control" means possession of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities,


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by contract or otherwise. The ownership of voting securities of a person, organization or entity, however, shall not, in and of itself, constitute "control" for purposes of this definition, unless said ownership is of a majority of the outstanding securities entitled to vote of such person, organization or entity. Affiliate shall also mean a limited partnership in which a subsidiary of such person, organization or entity is a general partner.

     1.2 "CONTROL" or "CONTROLLED" means, with respect to any (a) material, item of information, method, data or other know-how, or (b) intellectual property right, either (i) ownership thereof as of the EFFECTIVE DATE or thereafter prior to the end of the ROYALTY PERIOD or (ii) otherwise possessing (other than by ownership) the ability to grant to the other party access and/or a license as provided herein under such item or right without violating the terms of any agreement or other arrangement with any THIRD PARTY existing before or after the EFFECTIVE DATE under which such ability is obtained.

     1.3 "DIAGNOSTIC" means any product or service that (a) identifies patients having a particular disease or having a predisposition to a particular disease, and/or (b) defines the prognosis or monitors the progress of any disease in a patient and/or (c) is used to select between two (2) or more therapeutic or prophylactic regimens.

     1.4 "FIELD" means treatment and/or prevention of diseases and/or disorders in humans; provided that "FIELD" shall expressly exclude DIAGNOSTICS and VACCINES. With respect to rights granted hereunder that are subject to the LUDWIG LICENSE AGREEMENT(S)", "FIELD" shall be limited to the definition of "Field" set forth therein.

     1.5 "FIRST COMMERCIAL SALE" means, in each country, the first sale of a LICENSED PRODUCT to a THIRD PARTY by MEDIMMUNE or any of its AFFILIATES or SUBLICENSEES.



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     1.6 "GENAERA KNOW-HOW" means (i) KNOW-HOW in the possession of GENAERA or any of its AFFILIATES as of the EFFECTIVE DATE and/or, (ii) KNOW-HOW produced by GENAERA or on behalf of GENAERA in the course of conducting its activities under the RESEARCH PLAN and/or (iii) KNOW-HOW CONTROLLED by GENAERA or its AFFILIATES after the EFFECTIVE DATE and prior to the end of the ROYALTY PERIOD, and in each case excluding LUDWIG KNOW-HOW.

     1.7 "GENAERA MATERIAL(S)" means (i) MATERIAL(S) in the possession of GENAERA or any of its AFFILIATES as of the EFFECTIVE DATE and/or, (ii) MATERIAL(S) produced by GENAERA or on behalf of GENAERA in the course of conducting its activities under the RESEARCH PLAN and/or (iii) MATERIAL(S) CONTROLLED by GENAERA or its AFFILIATES after the EFFECTIVE DATE and prior to the end of the ROYALTY PERIOD, and in each case excluding LUDWIG MATERIAL(S).

     1.8 "GENAERA PATENT(S)" means (i) the PATENT RIGHTS listed in Appendix A (and any foreign counterparts thereto) and (ii) any other PATENT RIGHTS that are CONTROLLED by GENAERA or any of its AFFILIATES, in each case as of the EFFECTIVE DATE or thereafter prior to the end of the ROYALTY PERIOD that are or would be infringed by the research, development, manufacture, use, sale, import, export or offering for sale of a PRODUCT, excluding LUDWIG PATENTS.

     1.9 "IL-9" means (i) human or non-human Interleukin 9 and/or (ii) a derivative, mutant or homolog of any of the foregoing that has Interleukin 9 activity and/or binds to a receptor for Interleukin 9 and/or (iv) a fragment or portion of any of the foregoing that has Interleukin 9 activity and/or binds to a receptor for Interleukin 9.



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     1.10 "KNOW-HOW" means the information and data (including, but not limited to, formulae, procedures, processes, protocols, techniques and results of experimentation and testing) that are useful for the research and/or development and/or manufacture and/or use of PRODUCT in the FIELD.

     1.11 "LICENSED PRODUCT" means a PRODUCT for use in the FIELD that (i) but for the license granted by this Agreement, infringes a VALID PATENT CLAIM of a GENAERA PATENT or LUDWIG PATENT, or (ii) utilizes or is derived from GENAERA KNOW-HOW or GENAERA MATERIAL or LUDWIG KNOW-HOW or LUDWIG MATERIAL, in each case provided and licensed to MEDIMMUNE by GENAERA under this Agreement.

     1.12  "LICENSED TERRITORY" means all countries of the world.

     1.13 "LUDWIG KNOW-HOW" means KNOW-HOW that is licensed to GENAERA under the LUDWIG LICENSE AGREEMENT(S).

     1.14  "LUDWIG" means the Ludwig Institute for Cancer Research.

     1.15 "LUDWIG LICENSE AGREEMENT(S)" means the agreements listed in Appendix B.

     1.16 "LUDWIG MATERIAL(S)" means MATERIALS licensed to GENAERA under the LUDWIG LICENSE AGREEMENT(S).

     1.17 "LUDWIG PATENT(S)" means any PATENT RIGHTS, identified in Appendix C (and any foreign counterparts thereto), and any other PATENT RIGHTS licensed to GENAERA under the LUDWIG LICENSE AGREEMENT(S) that are or would be infringed by the research, development, manufacture, use, sale, import, export or offering for sale of a PRODUCT.



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     1.18  "MATERIAL(S)" means PRODUCT, cell lines for producing PRODUCT, the polynucleotides encoding PRODUCT, and the assays, vectors and constructs for producing PRODUCT and any other material that is useful for the research, and/or development and/or manufacture and/or use of PRODUCT in the FIELD.

     1.19 "NET SALES" means, with respect to any PRODUCT, the gross amount invoiced on account of sales of LICENSED PRODUCT by MEDIMMUNE or any of its AFFILIATES or SUBLICENSEES to THIRD PARTIES less the following to the extent not already reflected in the invoice price (a) actual credits, allowances, discounts and rebates to, and chargebacks from the account of, such THIRD PARTIES (including without limitation THIRD PARTY distributors and wholesalers) for spoiled, damaged, out-dated, rejected or returned LICENSED PRODUCT and actual Federal, State, or local government rebates for PRODUCT; (b) actual freight and insurance costs incurred in transporting such LICENSED PRODUCT to such THIRD PARTIES; (c) actual cash, quantity and trade discounts; (d) actual sales, use and value-added taxes and taxes or governmental charges incurred in connection with the exportation or importation of such LICENSED PRODUCT; and (e) a reasonable allowance for bad debt, which shall, in the first year of such Net Sales, be consistent with industry averages for similar LICENSED PRODUCTS or MEDIMMUNE's experience with similar products and, thereafter, shall be based on the actual historical bad debt expense for such LICENSED PRODUCT, all in accordance with Generally Accepted Accounting Principles. For purposes of determining NET SALES, a sale shall have occurred when recognized in accordance with MEDIMMUNE's accounting practice for all products sold by MEDIMMUNE (which recognition event is receipt of LICENSED PRODUCT, and with respect to any change to which MEDIMMUNE shall promptly notify GENAERA) and consistent with Generally Accepted Accounting Principles.



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Sales of LICENSED PRODUCTS by MEDIMMUNE to any AFFILIATE or SUBLICENSEE that is a reseller thereof shall be excluded, and only the subsequent sale of such LICENSED PRODUCTS by the AFFILIATE or a SUBLICENSEE to a THIRD PARTY other than a SUBLICENSEE shall be deemed NET SALES hereunder. If GENAERA demonstrates that MEDIMMUNE has reduced the price of LICENSED PRODUCT as a result of other consideration paid by the purchaser of the PRODUCT, then NET SALES shall be increased to reflect only the amount that GENAERA demonstrates MEDIMMUNE would have received for the sale of such LICENSED PRODUCT, absent such other consideration.

     1.20 "PATENT RIGHTS" means any patent or patent application (or equivalents thereof, such as extensions or other rights that give the right to exclude others such as Supplementary Protection Certificates) anywhere in the world.

     1.21 "PRODUCT" means a composition(s), compound(s) or material(s) that inhibits and/or interferes with and/or blocks and/or reduces the interaction of IL-9 with or on its receptor which composition(s), compound(s) or material(s) include, but are not limited to, antibodies (or fragments thereof), proteins (or fragments thereof), a receptor for IL-9 (or fragment thereof), peptides, small molecules, ligands, organic compounds and polynucleotide(s) encoding any of the foregoing.

     1.22 "RESEARCH PLAN" shall have the meaning set forth in Section 2.3(a) herein.

     1.23 "RESEARCH PLAN FUNDING" shall have the meaning set forth in Section 2.3(a) herein.

     1.24 "ROYALTY PERIOD" means, with respect to PRODUCT in each country in the LICENSED TERRITORY, the longer of the period during which sale of such PRODUCT in such country infringes a VALID PATENT CLAIM but for the license granted by this



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Agreement, or (b) ten (10) years from the date of the FIRST COMMERCIAL SALE of such PRODUCT in such country.

     1.25 "SUBLICENSEE" means any non-AFFILIATE that pursuant to a sublicense agreement is granted a sublicense by MEDIMMUNE under the licenses and sublicenses granted by this Agreement, in accordance with and subject to the provisions of Section 3.2 hereof.

     1.26 "THIRD PARTY(IES)" means a person or entity other than GENAERA or MEDIMMUNE or any of their respective AFFILIATES.

     1.27 "VACCINE" means the administration of IL-9 or IL-9 receptor, or a fragment, portion, derivative, mutant or homolog thereof, as a prophylactic or therapeutic agent, and such treatment or prophylaxis results from inducing a humoral and/or cell mediated immune response specifically against IL-9 or IL-9 receptor. Treatment or prophylaxis as a result of inhibiting and/or interfering with and/or blocking and/or reducing the interaction of IL-9 with or on its receptor, other than through a humoral and/or cell mediated immune response, is excluded.

     1.28 "VALID PATENT CLAIM" means either (a) a claim of an issued and unexpired patent included within the GENAERA PATENTS or LUDWIG PATENTS that has not been disclaimed or abandoned or withdrawn and has not been held unenforceable or invalid or permanently revoked by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise; (b) a claim of a pending patent application included within the foregoing, which claim was filed in good faith and has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application and the subject matter of which has not been pending for more than seven (7) years, including the pendency of any prior application; or (c) a claim that has been



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pending for more than seven (7) years, including the pendency of any prior application that subsequently is issued and satisfies the criteria of subsection
(a) above; in each of the above cases to the extent to which MEDIMMUNE retains a license under this Agreement.

     1.29 The use herein of the plural shall include the singular, and the use of the masculine shall include the feminine.

     1.30  All dollars are United States Dollars.

     SECTION 2.  Transfer of GENAERA KNOW-HOW and MATERIALS and Research.
                 -------------------------------------------------------

     2.1 (a) Within [**] of the EFFECTIVE DATE, GENAERA shall take substantial steps, with the assistance of MEDIMMUNE, to identify GENAERA KNOW-HOW, LUDWIG KNOW-HOW, GENAERA MATERIALS and LUDWIG MATERIALS, in each case relevant to PRODUCTS, and thereafter shall promptly commence the transfer to MEDIMMUNE of such GENAERA KNOW-HOW, LUDWIG KNOW-HOW, GENAERA MATERIALS and LUDWIG MATERIALS as may be requested. Promptly after the end of each calendar quarter thereafter to the end of the ROYALTY PERIOD, GENAERA shall similarly identify and transfer to MEDIMMUNE, at MEDIMMUNE's request, the relevant GENAERA KNOW-HOW, LUDWIG KNOW-HOW, GENAERA MATERIALS and LUDWIG MATERIALS.

     2.2 Up to the end of the ROYALTY PERIOD, GENAERA shall provide MEDIMMUNE with such technical advice as reasonably requested by MEDIMMUNE with respect to the use of the GENAERA PATENTS, LUDWIG PATENTS, GENAERA KNOW-HOW, LUDWIG KNOW-HOW, GENAERA MATERIALS and LUDWIG MATERIALS.

     2.3 (a) MEDIMMUNE agrees to provide research funding to GENAERA in an amount equal to not less than two million five hundred thousand dollars ($2,500,000.00) (the



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"RESEARCH PLAN FUNDING") due and payable in eight (8) equal installments every three (3) months with the first such payment being due and payable on the EFFECTIVE DATE in connection with the jointly developed plan for transferring technology and performing research with respect to PRODUCT attached hereto as Appendix D (the "RESEARCH PLAN"). MEDIMMUNE also agrees to reimburse GENAERA for any and all external costs incurred by GENAERA in connection with the RESEARCH PLAN that are approved in advance by MEDIMMUNE, including costs incurred pursuant to Sections 2.1 and 2.2 hereof, and further agrees that any such reimbursement shall be in addition to the RESEARCH PLAN FUNDING. MEDIMMUNE agrees that it shall not, without the prior written consent of GENAERA, modify, amend, revise or adjust the RESEARCH PLAN if, as a result, there would be an adverse impact on GENAERA'S obligations or responsibilities hereunder or on its income statement or budget.

         (b) GENAERA agrees to use commercially reasonable efforts to perform research in accordance with the RESEARCH PLAN and that funds provided by MEDIMMUNE will be used for performing research under the RESEARCH PLAN.

     2.4 GENAERA agrees to annually provide MEDIMMUNE with an accounting of the activities performed under the RESEARCH PLAN in a form reasonably acceptable to MEDIMMUNE and to make available to MEDIMMUNE books and records of GENAERA that are reasonably requested by MEDIMMUNE to enable MEDIMMUNE to determine that such activities were performed in accordance with the RESEARCH PLAN. MEDIMMUNE shall have the right to have an independent certified accountant selected by MEDIMMUNE and reasonably acceptable to GENAERA audit such books at the cost and expense of MEDIMMUNE with reasonable prior notice to GENAERA during normal business hours of GENAERA for the sole purpose of verifying such reporting, but in no event more than once in




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each calendar year, and the results of such audit shall be limited to such purpose and shall be treated as GENAERA Confidential Information subject to the obligations of this Agreement.

     2.5 GENAERA shall provide MEDIMMUNE with a quarterly update of research and results thereof under the RESEARCH PLAN. At the end of the first and second years of research under the RESEARCH PLAN, GENAERA shall provide MEDIMMUNE with a detailed report of the research and results thereof performed under the RESEARCH PLAN.

     2.6 Upon not less than two weeks prior written notice to GENAERA, MEDIMMUNE shall have the right to visit the premises where research is being performed under the RESEARCH PLAN and GENAERA agrees to make scientists performing research under the RESEARCH PLAN reasonably available to MEDIMMUNE to discuss the research and progress thereof under the RESEARCH PLAN.

     2.7 (a) The parties hereto agree to establish a joint committee (the "JC"), which shall consist of no fewer than four (4) permanent members, two (2) permanent members from each party. Each party may replace any or all of its representatives on the JC at any time upon written notice to the other party. Such representatives shall include individuals within or designated by the senior management of each party, and those representatives of each party shall, individually or collectively, have expertise and/or responsibility in business and bio-pharmaceutical therapy development or commercialization and authority to cause the participants from each party to conduct the work covered by the RESEARCH PLAN. Any member of the JC may designate a substitute to attend and perform the functions of that member at any meeting of the JC and each member of the JC may invite such other non-members as deemed necessary to help explore and resolve the issues before the JC. Each party may individually, in its discretion, invite non-member representatives of such party to attend meetings of the JC.




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         (b) The JC shall perform the following functions:

             (i) exchange information concerning the overall strategy and timelines for the RESEARCH PLAN and the collaborative process;

             (ii) review and evaluate data and progress of the activities under the RESEARCH PLAN;

             (iii) resolve disputes or disagreements between the parties with respect to the RESEARCH PLAN;

             (iv) ensure open communication between the parties as relates to the RESEARCH PLAN; and

             (v) provide a mechanism for the exchange of information between the parties.

         (c) The JC shall operate by consensus with each party having a single vote. If the JC cannot reach consensus within fifteen (15) days after it has met and attempted to reach such consensus, the matter shall then be immediately referred to the Chief Executive Officer of GENAERA, or such other person holding a similar position designated by GENAERA from time to time, and a Senior Officer of MEDIMMUNE, or such other person holding a similar position designated by MEDIMMUNE, from time to time, for resolution. The executive/senior officers shall use reasonable efforts to resolve the matter referred to them. If the executive/senior officers cannot reach a mutually acceptable decision within fifteen (15) days after the matter was referred to them, then the Chief Executive Officer of MEDIMMUNE shall have the final authority to make decisions in good faith that are binding on both parties; provided, however, that such authority shall not include the right to make decisions that adversely impact GENAERA's obligations and responsibilities under this Agreement or its income statement or budgets.



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         (d) During the RESEARCH PLAN FUNDING, the JC shall meet in person at least quarterly during every calendar year, and more frequently as the parties deem appropriate, on such dates, and at such places and times, as the parties shall agree. Meetings of the JC that are held in person shall alternate between the offices of the parties, or such other place as the parties may agree. The members of the JC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

         (e) The JC shall exist until the termination or expiration of the RESEARCH PLAN.

         (f) Each party shall be responsible for all travel and related costs and expenses for its members and approved invitees to attend meetings of, and otherwise participate on the JC.

     SECTION 3. - License Grant.
                  -------------

     3.1 (a) GENAERA hereby grants to MEDIMMUNE and MEDIMMUNE hereby accepts from GENAERA a sole and exclusive right and license for the LICENSED TERRITORY under and to GENAERA PATENTS, GENAERA MATERIALS and GENAERA KNOW-HOW to research, develop, make, have made, use, import, export and sell or offer to sell PRODUCTS for use in the FIELD.

         (b) GENAERA hereby grants to MEDIMMUNE and MEDIMMUNE hereby accepts from GENAERA a sole and exclusive sublicense for the LICENSED TERRITORY under and to the LUDWIG PATENTS, LUDWIG MATERIALS AND LUDWIG KNOW-HOW to research, develop, make, have made, use, import, export and sell or offer to sell PRODUCTS for use in the FIELD.



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         (c) To the extent that any of the rights and licenses granted to
MEDIMMUNE under Section 3.1(a) is with respect to jointly owned GENAERA PATENTS, GENAERA KNOW-HOW or GENAERA MATERIALS under a LUDWIG LICENSE AGREEMENT, or under Section 3.1(b) is a license or sublicense under a LUDWIG LICENSE AGREEMENT, then such rights and licenses are subject to the terms, conditions and restrictions of the LUDWIG LICENSE AGREEMENT applicable thereto. The Parties acknowledge that certain notification requirements, confidentiality provisions, diligence obligations and limitations on use apply to such sublicense as is described in the LUDWIG LICENSE AGREEMENT(S). For the avoidance of doubt, GENAERA is responsible for making all payments that are due and payable by GENAERA under any LUDWIG LICENSE AGREEMENT, and agrees to make such payments when due; notwithstanding the previous sentence, MEDIMMUNE agrees that it will reimburse GENAERA for [**] of all annual license maintenance fees payable to LUDWIG under the LUDWIG LICENSE AGREEMENT(S), provided, however, that if any person or entity is also granted a sublicense under the LUDWIG LICENSE AGREEMENT(S), then such fees shall be equally divided among all of such sublicensees and MEDIMMUNE.

     3.2 (a) MEDIMMUNE shall have the right to grant sublicenses under the licenses and sublicenses granted under Section 3.1 to its AFFILIATES and, upon the prior written notification to and consultation with GENAERA, to THIRD PARTIES. MEDIMMUNE, within its sole discretion, shall determine whether or not to grant a sublicense. Each such sublicense shall be subject to the terms and conditions of this Agreement and the LUDWIG LICENSE AGREEMENT(S) to the extent applicable. A sublicense shall not be deemed to relieve MEDIMMUNE from the obligation to perform its obligations under this Agreement; provided



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that such obligations may be performed by a SUBLICENSEE and shall be deemed for purposes of this Agreement to have been performed by MEDIMMUNE.

         (b) GENAERA shall have the right to grant licenses or sublicenses with respect to GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS, or LUDWIG KNOW-HOW in the field of DIAGNOSTICS or VACCINES to AFFILIATES and, upon the prior written notification to and consultation with MEDIMMUNE, to THIRD PARTIES. GENAERA, within its sole discretion, shall determine whether or not to grant such licenses or sublicenses.

     3.3 With respect to the NET SALE of each unit of LICENSED PRODUCT for which MEDIMMUNE pays a royalty under this Agreement, no further royalty shall be due with respect to such unit of LICENSED PRODUCT.

     3.4 (a) MEDIMMUNE shall use commercially reasonable efforts consistent with the efforts it would use with respect to an internal product of similar commercial potential to research, develop and commercialize a LICENSED PRODUCT. The efforts of a SUBLICENSEE and/or an AFFILIATE and/or a collaborator of MEDIMMUNE shall be considered as efforts of MEDIMMUNE.

         (b) If, in any calendar year, MEDIMMUNE or its AFFILIATE and/or a SUBLICENSEE and/or a collaborator of MEDIMMUNE has performed one of the following with respect to LICENSED PRODUCT, then MEDIMMUNE shall be deemed to have complied with MEDIMMUNE'S obligations under Section 3.4(a):

             (i) expended [**] for research and/or development and/or production that in good faith is directed to a LICENSED PRODUCT through license approval, provided, however that such expenditure shall not include the



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RESEARCH PLAN FUNDING or any reimbursement to GENAERA pursuant to Section 2.3 hereof;

             (ii) in good faith is in a Phase I trial with respect to a LICENSED PRODUCT and conducts such trial in a manner, scope and timeframe that is customary and usual for similar PRODUCTS in the biotech and/or pharmaceutical industry;

             (iii) in good faith is in a Phase II trial with respect to a LICENSED PRODUCT and conducts such trial in a manner, scope and timeframe that is customary and usual for similar PRODUCTS in the biotech and/or pharmaceutical industry;

             (iv) in good faith is in a Phase III trial with respect to a LICENSED PRODUCT and conducts such trial in a manner, scope and timeframe that is customary and usual for similar PRODUCTS in the biotech and/or pharmaceutical industry;

             (v) prepared in good faith documents for filing a Biologics License Application and/or a New Drug Application (or its equivalent) in the United States, Europe or Japan with respect to a LICENSED PRODUCT, provided, however, that MEDIMMUNE shall in good faith file such application for LICENSED PRODUCT within [**]after consummation of such activities;

             (vi) good faith review and/or good faith analysis of clinical protocols and/or data with respect to a LICENSED PRODUCT during any period in which the clinical trial is suspended at the request of the U.S. Federal Food and Drug Administration or a foreign equivalent thereof;

             (vii) manufactured in good faith, LICENSED PRODUCT for use in human clinical trials in the United States, Europe or Japan, provided, however, that MEDIMMUNE shall in good faith commence such human clinical trials of such LICENSED PRODUCT within [**] after commencement of such manufacturing;



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

             (viii) a Biologics License Application (or its equivalent) is on file in the United States, Europe or Japan for a LICENSED PRODUCT, provided, however, that MEDIMMUNE shall in good faith continue to work toward approval of such an Application for LICENSED PRODUCT;

             (ix) approval of a Biologics License Application (or its equivalent) for a LICENSED PRODUCT in the United States, Japan or Europe;

             (x) expended [**] for marketing, sales, and manufacturing production which in good faith is directed to an approved LICENSED PRODUCT; or

             (xi) a LICENSED PRODUCT launch in the United States or Japan or Europe.

         (c) (i) Subject to Section 3.4(c)(ii), if MEDIMMUNE fails to comply with the obligations of Section 3.4(a) with respect to any calendar year, GENAERA's sole and exclusive remedy for MEDIMMUNE'S failure to comply therewith shall be the right to terminate this Agreement by written notice to MEDIMMUNE within [**] after the end of the applicable calendar year, unless MEDIMMUNE cures such failure prior to the expiration of [**] after such notice, provided that such ability to cure shall apply only to the first such failure to comply.

             (ii) In the event that, in the aggregate, after the EFFECTIVE DATE, MEDIMMUNE has spent [**] with respect to research and/or development of LICENSED PRODUCT (including, but not limited to, clinical trials but excluding the purchase of equity pursuant to the Stock Purchase Agreement), GENAERA's sole and exclusive remedy for MEDIMMUNE's failure, in any calendar year, to comply with the



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

obligations of Section 3.4(a) is for GENAERA to convert the exclusive license granted to MEDIMMUNE to a non-exclusive license by written notice to MEDIMMUNE within [**] after the end of the applicable calendar year, unless MEDIMMUNE cures such failure prior to the expiration of [**] after such notice, provided that such ability to cure shall apply only to the first such failure to comply. For purposes of clarity, it is agreed and acknowledged that the other terms of this Agreement, including, without limitation, the milestone and royalty payment provisions of Section 6, shall continue in full force and effect.

         (d) If MEDIMMUNE receives a notice under Section 3.4(c), MEDIMMUNE shall have the right to contest such notice by requesting arbitration under
Section 13.2, and if MEDIMMUNE requests such arbitration this Agreement shall be terminated or made non-exclusive, as the case may be, pursuant to Section 3.4(c) only if in such arbitration there is a final determination that GENAERA has such right, as provided in Section 3.4(c).

     3.5 MEDIMMUNE shall provide GENAERA with a written report with respect to research and development of LICENSED PRODUCT, in each calendar year, within [**] after the end of the applicable calendar year, and an oral report with respect thereto within [**] after the end of each calendar quarter.

     3.6 GENAERA acknowledges that MEDIMMUNE is in the business of developing, manufacturing and selling of medical processes and products and that nothing in this Agreement shall be construed as restricting such business or imposing on MEDIMMUNE the duty to market, and/or sell and exploit LICENSED PRODUCT for which royalties are due hereunder to the exclusion of or in preference to any other product or process.



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     3.7 Subject to the terms of this Agreement, MEDIMMUNE shall have sole discretion for making all decisions relating to the commercialization and marketing of LICENSED PRODUCT.

     3.8 Within a reasonable time period following the EFFECTIVE DATE, GENAERA shall in good faith request that its licensor under each LUDWIG LICENSE AGREEMENT(S) provide the consent of Appendix E.

     SECTION 4. - Confidentiality.

     4.1 Subject to Sections 4.7 and 4.8, during the term of this Agreement, each party agrees not to provide or disclose to a THIRD PARTY any GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS or LUDWIG KNOW-HOW.

     4.2 Subject to Section 4.8, during the term of this Agreement, it is contemplated that each party will disclose to the other party confidential information and materials which is owned or controlled by the party providing such information and materials or which that party is obligated to maintain in confidence and which is designated by the party providing such information and materials as confidential (such materials and information is individually and collectively "Confidential Information"). Each party shall have the right to refuse to accept the other party's Confidential Information. Subject to Section 4.8, each party agrees to retain the other party's Confidential Information in confidence, and to limit disclosure of any such Confidential Information to its officers, directors, employees and permitted assigns on a need to know basis. Each party agrees to use the other party's Confidential Information only as permitted by this Agreement, and subject to Section 4.8, not to disclose or provide any such Confidential



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Information to any other person or entity without the prior written consent of the party providing such Confidential Information. For the avoidance of doubt, GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS and LUDWIG KNOW-HOW will be Confidential Information of GENAERA.

     4.3 The obligations of confidentiality and non-use of Sections  4.1, and
4.2 will not apply to:

         (a) Confidential Information generally known to the public prior to its disclosure hereunder; or

         (b) Confidential Information that subsequently becomes known to the public by some means other than a breach of this Agreement;

         (c) Confidential Information that is subsequently disclosed to the receiving party by a THIRD PARTY having a lawful right to make such disclosure and who is not under an obligation of confidentiality to the party that disclosed the Confidential Information to the receiving party; or

         (d) Confidential Information that is approved for release by the parties.

     4.4 Neither party shall disclose any terms or conditions of this Agreement to any THIRD PARTY without the prior consent of the other party; provided,
                                                                 --------
however, that a party may disclose the terms or conditions of this Agreement,
-------
(a) on a need-to-know basis to its legal and financial advisors to the extent such disclosure is reasonably necessary in connection with such party's activities expressly permitted by this Agreement and ordinary and customary business operations, and (b) to a THIRD PARTY in connection with (i) an equity investment in such party, (ii) a merger, consolidation, change in control or similar transaction by such party, (iii) the transfer or sale of all or substantially all of the assets of such party, or (iv) in connection with the



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

granting of a sublicense under this Agreement. Prior to execution of this Agreement the parties have agreed upon the substance of information that may be used to describe the terms and conditions of this transaction, and each party may disclose such information, as modified by mutual written agreement of the parties, without the consent of the other party.

     4.5 The obligations of this Section 4 shall not apply to the extent that a party is required to disclose information by applicable law, regulation or bona
                                                                           ----
fide legal process, provided that the party required to make the disclosure
----
takes reasonable steps to restrict and maintain confidentiality of such disclosure and provides reasonable prior notice to the other party.

     4.6 The parties' obligations under this Section 4 shall terminate five (5) years after the expiration or termination of this Agreement.

     4.7 GENAERA may provide or disclose GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS, LUDWIG KNOW-HOW to a THIRD PARTY for use in a manner that is not inconsistent with the exclusive license granted to MEDIMMUNE, provided that the THIRD PARTY agrees to confidentiality provisions similar to those of this Agreement and consistent with the corresponding provisions of the LUDWIG LICENSE AGREEMENT(S) and agrees not to use the GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS and LUDWIG KNOW-HOW in a manner inconsistent with the exclusive license granted to MEDIMMUNE under this Agreement.

     4.8 MEDIMMUNE may provide or disclose GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS, LUDWIG KNOW-HOW to a THIRD PARTY for use in a manner that is consistent with the exclusive license granted to MEDIMMUNE, provided that the THIRD PARTY agrees to



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

confidentiality provisions similar to those of this Agreement and consistent with the corresponding provisions of the LUDWIG LICENSE AGREEMENT(S) and agrees to use the GENAERA PATENTS, GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG PATENTS, LUDWIG MATERIALS, LUDWIG KNOW-HOW only in a manner consistent with the exclusive license granted to MEDIMMUNE under this Agreement.

     SECTION 5. - Patents.
                  -------

     5.1 (a) GENAERA shall file, prosecute and maintain GENAERA PATENTS through patent counsel selected by GENAERA. The parties hereto acknowledge that certain notification, confidentiality, patent cost reimbursement and ownership interest provisions and obligations related to LUDWIG may apply to the GENAERA PATENTS, GENAERA KNOW-HOW and GENAERA MATERIALS that are jointly owned with LUDWIG. GENAERA shall consult with and keep MEDIMMUNE advised with respect thereto.

         (b) To the extent permitted under the terms of the respective LUDWIG LICENSE AGREEMENT(S), GENAERA shall file, prosecute and maintain LUDWIG PATENTS through patent counsel selected by GENAERA. The parties acknowledge that certain notification requirements, confidentiality provisions, patent cost reimbursement obligations and ownership interests apply to the LUDWIG PATENTS as is described in the LUDWIG LICENSE AGREEMENT(S). GENAERA shall consult with and keep MEDIMMUNE advised with respect thereto.

     5.2 With respect to any (i) GENAERA PATENTS, and (ii) LUDWIG PATENTS, subject to the limitation in Section 5.1(b), and to the extent available to GENAERA, each patent application, office action, response to office action, request for terminal disclaimer, and request



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

for reissue or reexamination or extension of any patent issuing from such application shall be provided to MEDIMMUNE sufficiently prior to the filing of such application, response or request to allow for review and comment by MEDIMMUNE. GENAERA agrees to consider such comments and follow reasonable comments unless GENAERA believes that such comments are adverse to the interests of GENAERA.

     5.3 (a) GENAERA shall not allow any GENAERA PATENTS licensed to MEDIMMUNE to lapse (other than expiration of the patent term) or be surrendered, or abandoned without the written consent of MEDIMMUNE (other than those that are abandoned in the ordinary course of prosecution in connection with the filing of a continuation or continuation in part application therefor and/or as a result of the expiration of the patent term and/or as a result of a patent being determined to be invalid by a court or administrative agency of competent jurisdiction);

         (b) To the extent known to GENAERA, GENAERA shall notify MEDIMMUNE in advance, in writing, of any abandonment, lapse or surrendering of any LUDWIG PATENT or the intent to do so, and, after GENAERA first having a reasonable opportunity to cure or prevent such lapse, abandonment or surrender, then to the extent permitted under the LUDWIG LICENSE AGREEMENT or by LUDWIG, permit MEDIMMUNE to cure or prevent any such lapse, abandonment or surrender, where possible.

     5.4 MEDIMMUNE shall pay the reasonable out of pocket costs and expenses incurred after the Effective Date by GENAERA for filing, prosecuting and maintaining GENAERA PATENTS and LUDWIG PATENTS as to which MEDIMMUNE retains an exclusive license or exclusive sublicense as applicable under this Agreement, provided, however, MEDIMMUNE shall pay [**] of such costs and expenses for GENAERA PATENTS or



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

LUDWIG PATENTS that also contain claims that cover subject matter in addition to the subject matter that is exclusively licensed to MEDIMMUNE under this Agreement, provided, however, that if any person or entity receives a license or sublicense under any of such GENAERA PATENTS or LUDWIG PATENTS, then such costs and expenses shall be divided equally between such licensees and MEDIMMUNE.

     SECTION 6. - Royalties.
                  ---------

     6.1 Subject to Sections 6.2, 6.3, 6.10(c) and 6.12, in each country, MEDIMMUNE shall pay royalties to GENAERA for PRODUCTS as follows:

         (a) During the ROYALTY PERIOD, on NET SALES of LICENSED PRODUCT that but for the license granted by this Agreement infringe a VALID PATENT CLAIM in the country where sold ("PATENTED PRODUCT"):

             (i) [**] of the aggregate of NET SALES of PATENTED PRODUCT in a calendar year up to [**];

             (ii) [**] of the portion of NET SALES of PATENTED PRODUCT sold in a calendar year that is in excess of [**] up to [**]; and

             (iii) [**] of the portion of NET SALES of PATENTED PRODUCT in a calendar year that exceeds [**].

         (b) During any ROYALTY PERIOD, [**] of NET SALES of LICENSED PRODUCT that does not infringe a VALID PATENT CLAIM and for which no royalties are due under Section 6.1(a).



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         (c) In addition to the royalties owed under Section 6.1(a) and (b), during the period that MEDIMMUNE is sublicensed under the LUDWIG LICENSE AGREEMENTS, MEDIMMUNE shall pay to GENAERA [**] owed by [**] and in the aggregate [**], as defined in the [**]. For the avoidance of doubt, MEDIMMUNE shall not pay monies owed to [**] by GENAERA under [**].

     6.2 In the event that a LICENSED PRODUCT is sold in combination with a therapeutically active component that is not a LICENSED PRODUCT for which royalties are due under this Agreement (such combination being a "Combination Product"), then NET SALES of such Combination Product upon which a royalty is paid shall be subject to the following adjustment. If the LICENSED PRODUCT and the other therapeutically active component are sold separately in a country, then NET SALES of such Combination Product in such country upon which a royalty is paid shall be multiplied by the fraction A/A+B, where A equals the average sales price of such LICENSED PRODUCT sold separately in such country, and B equals the average sales price of the other therapeutically active component sold separately in such country. Otherwise, the parties shall enter into good faith negotiations and attempt to reach mutual agreement to determine an appropriate adjustment to the NET SALES of such Combination Product in a country to reflect the relative contributions of the LICENSED



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

PRODUCT and the other therapeutically active component to the value of the Combination Product in such country. If such mutual agreement is not reached within ninety (90) days after commencement of such negotiations, then the determination shall be submitted to binding arbitration under Section 13.2.

     6.3 In the event that royalties are to be paid to GENAERA under Section 6.1(a) and royalties are also due to a THIRD PARTY (other than LUDWIG) with respect to LICENSED PRODUCT, then [**] of the royalties due to such THIRD PARTY and [**] of the royalties described in Section 6.1(c) can be deducted from royalties due under Section 6.1(a) but in no event shall such reduction reduce the royalties under Section 6.1(a) to less than [**] under section 6.1(a)(i), to less than [**] under Section 6.1(a)(ii) and less than [**] under Section 6.1(a)(iii).

     6.4 MEDIMMUNE shall keep, and shall cause each of its AFFILIATES and SUBLICENSEES to keep, full and accurate books of account containing all particulars that may be necessary for the purpose of calculating all royalties payable to GENAERA, including, without limitation, particulars with respect to price reductions, if any, of LICENSED PRODUCT as a result of other consideration paid by the purchaser of LICENSED PRODUCT. Such books of account, together with all necessary supporting data, shall be kept at their principal place of business, and for the three (3) years next following the end of the calendar year to which each pertains, shall be open for inspection by an independent certified accountant selected by GENAERA and reasonably acceptable to MEDIMMUNE upon reasonable notice during normal business hours at GENAERA's expense for the sole purpose of verifying royalty statements or compliance with this Agreement, but in no event more than once in each calendar year. All information and data offered shall be used only for the purpose of verifying royalties; shall be



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

treated as MEDIMMUNE Confidential Information subject to the obligations of this Agreement; and disclosure by such accountant to GENAERA shall be limited to the information necessary to quantify any underpayment and to identify the cause thereof, including without limitation the amount, if any, that any such royalties have been underpaid. In the event that for the period inspected, MEDIMMUNE has underpaid royalties by at least [**], then MEDIMMUNE shall pay the fees charged to GENAERA for such inspection.

     6.5 With each quarterly payment, MEDIMMUNE shall deliver to GENAERA a full and accurate accounting of the calculation of the royalties owing hereunder to include at least the following information:

         (a) Quantity of each LICENSED PRODUCT subject to royalty sold (by country) by MEDIMMUNE, its AFFILIATES and SUBLICENSEES;

         (b) NET SALES for each LICENSED PRODUCT (by country), including a detailed reconciliation from the gross invoiced sales price to NET SALES;

         (c) The calculation of the gross royalties (before deductions), including detail of each THIRD PARTY royalty paid pursuant to Section 6.3 hereof, for each LICENSED PRODUCT (by country) and any deductions, offsets and credits therefrom; and

         (d) Total royalties payable to GENAERA for each LICENSED PRODUCT (by country) and the total royalties payable to GENAERA for all LICENSED PRODUCTS (for all countries).

     6.6 In each year the amount of royalty due shall be calculated quarterly as of March 31, June 30, September 30 and December 31 (each being the last day of an "ACCOUNTING PERIOD") and shall be paid quarterly within the sixty (60) days next following such date. Every such payment shall be supported by the accounting prescribed in Section 6.5 and shall be made



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

in United States currency. Whenever for the purpose of calculating royalties conversion from any foreign currency shall be required, such conversion shall be at the average of the rate of exchange (local currency per US$1) published in the Eastern Edition of The Wall Street Journal under the caption "Currency
                       -----------------------
Trading" for the last business day of each month during the applicable ACCOUNTING PERIOD.

     6.7 If the transfer of or the conversion into United States Dollar equivalent of any remittance due hereunder is not lawful or possible in any country, such remittance shall be made by the deposit thereof in the currency of the country to the credit and account of GENAERA or its nominee in any commercial bank or trust company located in that country, prompt notice of which shall be given to GENAERA. GENAERA shall be advised in writing in advance by MEDIMMUNE and provide to MEDIMMUNE a nominee, if so desired.

     6.8 Any tax required to be withheld by MEDIMMUNE under the laws of any foreign country for the account of GENAERA shall be promptly paid by MEDIMMUNE for and on behalf of GENAERA to the appropriate governmental authority, and MEDIMMUNE shall furnish GENAERA with proof of payment of such tax. Any such tax actually paid on GENAERA's behalf shall be deducted from royalty payments due GENAERA. MEDIMMUNE shall reasonably assist GENAERA in connection with the making of any claim to a refund of any such tax payment.

     6.9 Only one royalty shall be due and payable for the manufacture, use and sale of a LICENSED PRODUCT irrespective of the number of patents or claims thereof which cover the manufacture, use and sale of such LICENSED PRODUCT.

     6.10 (a) MEDIMMUNE shall pay to GENAERA the following milestone payments upon the occurrence of the following events with respect to a LICENSED PRODUCT;



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

provided that [**]:


           Event                   Payment
           -----                   -------

(1)   [**]                           [**]
(2)   [**]                           [**]
(3)   [**]                           [**]
(4)   [**]                           [**]
(5)   [**]                           [**]
(6)   [**]                           [**]
(7)   [**]                           [**]
(8)   [**]                           [**]
(9)   [**]                           [**]
(10)  [**]                           [**]
(11)  [**]                           [**]
(12)  [**]                           [**]
(13)  [**]                           [**]


         (b) The milestone payments under Section 6.10(a) are due and payable thirty (30) days after the applicable milestone occurs, and each milestone is paid only once.



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

         (c) [**]

     6.11 MEDIMMUNE shall purchase preferred shares of GENAERA in accordance with the Stock Purchase Agreement between GENAERA and MEDIMMUNE dated of even date herewith.

     6.12 In the event that MEDIMMUNE, by the expenditure of money that would be deemed to be reasonable under the circumstances, cures a material breach by GENAERA (after first having provided GENAERA with reasonable notice and opportunity to cure such breach) under a GENAERA LICENSE AGREEMENT, MEDIMMUNE shall have the right to credit the cost and expense thereof against any payment due to GENAERA under this Agreement and/or recover such amount directly from GENAERA.

     SECTION 7. - Infringement.
                  ------------

     7.1 (a) If any of the GENAERA PATENTS or LUDWIG PATENTS to the extent that MEDIMMUNE is licensed exclusively or sublicensed exclusively hereunder is infringed by an unlicensed person or entity in the FIELD, and subject to the provisions of the LUDWIG LICENSE AGREEMENT(S), MEDIMMUNE shall have the right and option but not the obligation to bring an action for such infringement, at its sole expense, against such an unlicensed person or entity in the name of GENAERA and/or in the name of MEDIMMUNE and/or in the name of a licensor of GENAERA, as the case may be, and to join GENAERA or its licensor as a party plaintiff if required, and, in the absence of MEDIMMUNE'S joinder of GENAERA as a party plaintiff, GENAERA shall, at its option, be permitted to join such action



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

at GENAERA's expense. MEDIMMUNE shall promptly notify GENAERA of any such infringement and shall keep GENAERA informed as to the prosecution of any action for such infringement. No settlement, consent judgment or other voluntary final disposition of the suit that adversely affects GENAERA PATENTS or LUDWIG PATENTS may be entered into without the consent of GENAERA, which consent shall not unreasonably be withheld.

         (b) In the event that MEDIMMUNE shall undertake the enforcement under
Section 7.1(a) of any of the GENAERA PATENTS or LUDWIG PATENTS by litigation and with respect to LUDWIG PATENTS, subject to the provisions of the LUDWIG LICENSE AGREEMENT(S), any recovery of damages by MEDIMMUNE for any such suit shall be applied first pro rata in satisfaction of any unreimbursed out of pocket expenses and legal fees of MEDIMMUNE regarding such suit and next to any unreimbursed out of pocket expenses and legal fees of GENAERA regarding such suit, if GENAERA has joined in such suit. The balance remaining from any such recovery shall be divided between MEDIMMUNE and GENAERA, as follows (i) for that portion, if any, based on lost profits, GENAERA shall recover the royalty GENAERA would have received under this Agreement if such sales had been made by MEDIMMUNE, and (ii) for any other recovery, GENAERA shall receive five percent (5%) of the remaining amount.

     7.2 In the event that MEDIMMUNE elects not to pursue an action for infringement, within a reasonable time period after written notice to GENAERA by MEDIMMUNE that an unlicensed person or entity is an infringer of a VALID PATENT CLAIM of any of the GENAERA PATENTS or LUDWIG PATENTS licensed to MEDIMMUNE, GENAERA shall have the right and option, but not the obligation at its cost and expense to initiate infringement litigation and to retain any recovered damages.



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     7.3 In any infringement suit either party may institute to enforce any of the GENAERA PATENTS or LUDWIG PATENTS pursuant to this Agreement, the other party hereto shall, at the request of the party initiating such suit, reasonably cooperate and, to the extent reasonably possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like. All reasonable out-of-pocket costs incurred in connection with rendering cooperation requested hereunder shall be paid by the party requesting cooperation.

     7.4 Notwithstanding anything in this Section 7, GENAERA shall have the right to initiate any action against any person or entity related to the infringement by a person or entity of a PRODUCT or any other products or processes outside of the FIELD.

     SECTION 8. - Representations, Warranties and Covenants.
                  -----------------------------------------

     8.1 Each of GENAERA and MEDIMMUNE warrants and represents to the other that:

         (a) it has the corporate power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder;

         (b) it has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

         (c) this Agreement has been duly executed and delivered on its behalf, and constitutes a legal, valid, binding obligation, enforceable against it in accordance with its terms.

     8.2 GENAERA represents and warrants to and covenants with MEDIMMUNE that:

         (a) it has not previously granted and, prior to expiration or termination of this Agreement, will not grant any rights in the GENAERA PATENTS or GENAERA KNOW-HOW



----------------
**Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

or GENAERA MATERIALS or LUDWIG PATENTS or LUDWIG KNOW-HOW or LUDWIG MATERIALS that conflict with the rights and licenses granted to MEDIMMUNE herein;

         (b) it has provided to MEDIMMUNE a true, complete and correct copy of the LUDWIG LICENSE AGREEMENT(S) (including any amendments thereto), GENAERA has performed all obligations under such agreements to enable GENAERA to grant the license granted to MEDIMMUNE hereunder, and there are no other requirements necessary for GENAERA to grant such license. GENAERA has neither received nor delivered any written notice of default under the LUDWIG LICENSE AGREEMENT(S); and GENAERA is not in breach in any material respect of any of the LUDWIG LICENSE AGREEMENT(S).

         (c) GENAERA has provided to MEDIMMUNE all information and data in its possession and control regarding the safety and efficacy of PRODUCT.

         (d) The GENAERA PATENTS owned by GENAERA and the LUDWIG PATENTS licensed to GENAERA under the LUDWIG LICENSE AGREEMENT in each case that exist as of the Effective Date are listed in Appendices A and C. GENAERA has neither received from nor delivered any written claim to a THIRD PARTY, nor has any actual knowledge that any THIRD PARTY intends to assert any claim asserting the invalidity, unenforceability or misuse of the GENAERA PATENTS or the LUDWIG PATENTS.

     8.3 Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN SECTIONS 8.1
         ----------
and 8.2, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTIES OF ANY KIND EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR VALIDITY OF ANY PATENT RIGHTS ISSUED OR PENDING.



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confidential treatment that has been filed with the Commission. The omitted
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                                      -32-
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     8.4 GENAERA hereby covenants and agrees that (i) it shall not consent to any amendment or modification or termination of the LUDWIG LICENSE AGREEMENT(S) that would adversely affect the licenses granted hereunder without the written permission of MEDIMMUNE, such permission not to be unreasonably withheld;
(ii) it shall perform its contractual obligations to keep the LUDWIG LICENSE AGREEMENT(S) in full force and effect during the respective terms thereof;
(iii) it shall not assign any of the LUDWIG LICENSE AGREEMENT(S) without the written consent of MEDIMMUNE (which consent shall not be unreasonably withheld), except that such consent shall not be required for assignment in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction, (x) provided that such assignment is subject to this Agreement and (y) such assignment does not adversely affect the LUDWIG LICENSE AGREEMENT(S) or GENAERA rights thereunder; and (iv) GENAERA shall promptly advise MEDIMMUNE of any notice of a breach or intent to terminate any LUDWIG LICENSE AGREEMENT(S) that is received from LUDWIG, and to the extent permitted under the LUDWIG LICENSE AGREEMENT(S), MEDIMMUNE shall have the right but not
the obligation to cure any such breach.   GENAERA shall only be liable for a
breach of Section 8.4(i) if such failure to perform results in a termination of a LUDWIG LICENSE AGREEMENT and/or MEDIMMUNE's sublicense thereunder, provided that in no event shall GENAERA be liable for consequential, special or punitive damages as a result thereof.

     SECTION 9. - Indemnification.
                  ---------------

     9.1 MEDIMMUNE agrees to indemnify and hold harmless GENAERA, its directors, officers, employees and agents (individually and collectively, the "Indemnitee") from and



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confidential treatment that has been filed with the Commission. The omitted
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                                      -33-
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against all losses, liabilities, damages and expenses (including reasonable attorneys' fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any THIRD PARTY arising from (a) the research, development, manufacture, use or sale of PRODUCTS by MEDIMMUNE, or any of its AFFILIATES or SUBLICENSEES, (b) the use of PRODUCTS manufactured or sold by MEDIMMUNE or any of its AFFILIATES or SUBLICENSEES by any purchasers thereof, or (c) the use by MEDIMMUNE or any of its AFFILIATES or SUBLICENSEES of the GENAERA PATENTS, LUDWIG PATENTS, GENAERA KNOW-HOW, GENAERA MATERIALS, LUDWIG KNOW-HOW or LUDWIG MATERIALS.

     9.2 If any such claims or actions are made, the Indemnitee shall be defended at MEDIMMUNE's sole expense by counsel selected by MEDIMMUNE and reasonably acceptable to the Indemnitee provided that the Indemnitee may, at its own expense, also be represented by counsel of its own choosing.

     9.3 MEDIMMUNE's indemnification under Section 9.1 shall not apply to the extent any loss, liability, damage or expense is attributable to the gross negligence or intentional misconduct of any of Indemnitee.

     9.4 MEDIMMUNE may settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment (i) with prior written notice to the Indemnitee but without the consent of the Indemnitee where the only liability to the Indemnitee is the payment of money and MEDIMMUNE makes such payment (ii) otherwise only with the prior written consent of the Indemnitee not to be unreasonably withheld in all other cases.



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confidential treatment that has been filed with the Commission. The omitted
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                                      -34-

     9.5 The Indemnitee shall notify MEDIMMUNE promptly of any claim, demand, action or other proceeding under Section 9.1 and shall reasonably cooperate with all reasonable requests of MEDIMMUNE with respect thereto.

     9.6 The Indemnitee may not settle any such claim, demand, action or other proceeding or otherwise consent to an adverse judgment in any such action or other proceeding without the express written permission of MEDIMMUNE, which shall not be unreasonably withheld.

     SECTION 10. -  Assignment; Successors.
                    ----------------------

     10.1 This Agreement shall not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either of the parties without the prior written consent of the other party (which consent shall not be unreasonably withheld); provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder to an AFFILIATE or in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or similar transaction, provided that such assignment by any party does not cause the termination of the rights and licenses granted to the other party under this Agreement and is subject to this Agreement. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 10.1 shall be void.

     10.2 Subject to the limitations on assignment herein, this Agreement shall be binding upon and inure to the benefit of said successors in interest and assigns of MEDIMMUNE and GENAERA.

     SECTION 11. - Term and Termination.
                   ---------------------



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     11.1 Except as otherwise specifically provided herein and unless sooner terminated pursuant to Section 3.4, 11.2 or 11.3 of this Agreement, this Agreement and the licenses and rights granted thereunder shall remain in full force and effect for [**] years or until MEDIMMUNE has no further royalty obligation hereunder (whichever is shorter), at which time MEDIMMUNE shall have a fully paid-up, non-cancelable, nonexclusive license under the GENAERA KNOW-HOW and GENAERA MATERIALS to research, develop, make, have made, use, import, export and sell or offer to sell PRODUCTS.

     11.2 MEDIMMUNE shall have the right to terminate this Agreement in its entirety or with respect to any one or more countries in the TERRITORY upon [**] prior written notice to GENAERA.

     11.3 GENAERA shall have the right to terminate this Agreement (i) pursuant to the terms of Section 3.4(c) hereof or (ii) if MEDIMMUNE breaches its obligations under Sections 2.3, 6 or 9 or the payment obligations of Section 5 of this Agreement. If such a breach shall occur, GENAERA shall provide MEDIMMUNE with written notice of such breach and if such breach is not cured within [**] after such written notice, GENAERA may terminate this Agreement by written notice to MEDIMMUNE, provided such written notice is given within [**] after the expiration of such initial [**] period.

     11.4 (a) Upon any termination of this Agreement, except a termination under
Section 11.3(ii), MEDIMMUNE, at its option, shall be entitled to sell any completed inventory of PRODUCT which remains on hand as of the date of the termination, so long as MEDIMMUNE pays to GENAERA the royalties applicable to said subsequent sales in accordance with the same terms and conditions as set forth in this Agreement.



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     11.5 Except for any voluntary termination by MEDIMMUNE under Section 11.2 hereof, in the event that this Agreement is terminated at any time after [**] from the EFFECTIVE DATE, and a sublicense has been granted under this Agreement then this Agreement shall become an agreement between GENAERA and the SUBLICENSEE, to the extent of such sublicense, subject to the SUBLICENSEE agreeing to be bound to GENAERA under the terms and conditions of this Agreement. At the request of MEDIMMUNE, GENAERA will acknowledge to a SUBLICENSEE GENAERA's obligations to the SUBLICENSEE under this paragraph. If MEDIMMUNE grants any sublicense under this Agreement at any time within [**] from the EFFECTIVE DATE, GENAERA may, at its sole discretion and option, agree to be bound by such sublicense under the terms and conditions of this Agreement following any termination of this Agreement (other than any voluntary termination by MEDIMMUNE under Section 11.2 hereof).

     11.6 Upon any termination of this Agreement, MEDIMMUNE shall promptly return to GENAERA any GENAERA MATERIALS, GENAERA KNOW-HOW, LUDWIG MATERIALS and LUDWIG KNOW-HOW, except that a SUBLICENSEE shall have the right to retain the foregoing in the case where and to the extent that the SUBLICENSEE retains rights under this Agreement pursuant to Section 11.5.

     11.7 In the event that this Agreement is terminated, MEDIMMUNE agrees to discuss with GENAERA the granting of a royalty-bearing license to MEDIMMUNE intellectual property with respect to LICENSED PRODUCT, with it being expressly understood that MEDIMMUNE has no obligation to grant such a license or to retain the ability to grant such a license.



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     11.8 The provisions of Sections 4, 9, 11.1, 11.4, 11.5, 11.6, 11.7, 11.8,
11.9 and 13.4 shall survive any expiration or termination of this Agreement.

     11.9 Upon expiration or termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such expiration or termination.

     11.10 All rights and licenses granted under or pursuant to this Agreement by GENAERA to MEDIMMUNE are, and shall irrevocably be deemed to be, "intellectual property" as defined in Section 101(56) of the Bankruptcy Code. In the event of the commencement of a case by or against either party under any Chapter of the Bankruptcy Code, this Agreement shall be deemed an executory contract and all rights and obligations hereunder shall be determined in accordance with Section 365(n) thereof. Unless a party rejects this Agreement and the other party decides not to retain its rights hereunder, the other party
                            ---
shall be entitled to a complete duplicate of (or complete access to, as appropriate) all intellectual property and all embodiments of such intellectual property held by the party and the party shall not interfere with the rights of the other party, which are expressly granted hereunder, to such intellectual property and all embodiments of such intellectual property from another entity. Further, this Agreement shall be deemed, upon presentation to another entity, to be the same as an express instruction by the party to such other entity to provide such intellectual property and all embodiments of such intellectual property directly to the other party. Without limiting the foregoing provisions in this paragraph, the other party shall be entitled to all post-bankruptcy-petition improvements, updates, or developments of intellectual property created hereunder. If such intellectual property is not fully developed as of the commencement of any bankruptcy case, the other party shall have the right to complete development of the property.



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     SECTION 12. - Force Majeure.
                   -------------

     12.1 No failure or omission by the parties hereto in the performance of any obligation of this Agreement (other than an obligation for the payment of money) shall be a breach of this Agreement, nor shall it create any liability, if the same shall arise from any cause or causes beyond the reasonable control of the affected party, including, but not limited to, the following, which for purposes of this Agreement shall be regarded as beyond the control of the party in question: acts of God; acts or omissions of any government; any rules, regulations, or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; invasion; strikes; and lockouts or the like; provided that the party so affected shall use its commercially reasonable efforts to avoid or remove such causes or nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

     SECTION 13. - General Provisions.
                   ------------------

     13.1 The relationship between GENAERA and MEDIMMUNE is that of independent contractors. GENAERA and MEDIMMUNE are not joint venturers, partners, principal and agent, master and servant, employer or employee, and have no relationship other than as independent contracting parties. GENAERA shall have no power to bind or obligate MEDIMMUNE in any manner. Likewise, MEDIMMUNE shall have no power to bind or obligate GENAERA in any manner.

     13.2 Any matter or disagreement under Section 3.4 or 6.2, which this Agreement specifies is to be resolved by arbitration shall be submitted to a mutually selected three member panel of arbitrators to so decide any such matter or disagreement. The panel shall conduct the



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

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arbitration in accordance with the Rules of the American Arbitration
Association, unless the parties agree otherwise. If the parties are unable to mutually select such panel, the panel shall be selected in accordance with the procedures of the American Arbitration Association. The decision and award rendered by the panel shall be final and binding. Judgment upon the award may be entered in any court having jurisdiction thereof. Any arbitration pursuant to this section shall be held in Washington, D.C. or such other place as may be mutually agreed upon in writing by the parties.

     13.3 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and supersedes all prior agreements in this respect. There shall be no amendments or modifications to this Agreement, except by a written document which is signed by both parties.

     13.4 This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

     13.5 The headings in this Agreement have been inserted for the convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

     13.6 Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of a party's right to the future enforcement of its rights under this Agreement, excepting only as to an expressed written and signed waiver as to a particular matter for a particular period of time.

     13.7 Any notices given pursuant to this Agreement shall be in writing, delivered by any means, addressed to the other party at its address indicated below, or to such other address as



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

the addressee shall have last furnished in writing to the addresser and (except as otherwise provided in this Agreement) shall be effective upon receipt by the addressee.

             To MEDIMMUNE:   MedImmune, Inc.
                             35 West Watkins Mill Road
                             Gaithersburg, MD 20878

             Copy to:        Carella, Byrne, Bain, Gilfillan,
                             Cecchi, Stewart & Olstein
                             6 Becker Farm Road
                             Roseland, New Jersey 07068
                             Fax No. (973) 994-1744
                             Attn: Elliot M. Olstein, Esq.

             To GENAERA:     Genaera Corporation
                             5110 Campus Drive
                             Plymouth Meeting, PA 19462
                             Attention:  President

             Copy to:        Morgan, Lewis & Bockius LLP
                             502 Carnegie Center
                             Princeton, NJ 08540
                             Fax No. (609) 919-6639
                             Attn: Randall B. Sunberg, Esq.

     13.8 This Agreement may be executed in two counterparts, each of which shall be deemed an original agreement.



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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

GENAERA CORPORATION                             MEDIMMUNE, INC.




By:  /s/ Roy Clifford Levitt, M.D.              By:  /s/ David M. Mott
     -----------------------------                   -----------------

Name:  Roy Clifford Levitt, M.D.                Name:  David M. Mott
       -------------------------                       -------------

Title:  President and Chief Executive Officer   Title:  Chief Executive Officer
        -------------------------------------           -----------------------




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confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

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APPENDIX A        Current Genaera Patents

APPENDIX B        Ludwig License Agreement(s)

APPENDIX C        Current Ludwig Patents

APPENDIX D        Research Plan

APPENDIX E        Form of Ludwig Consent